Consent of Independent Registered Public Accounting Firm

MANTYLA MCREYNOLDS LLC

178 South Rio Grande Street, Suite 200

Salt Lake City, Utah 84101

Telephone: 801.269.1818

Facsimile: 801.266.3481

The Board of Directors
Voyager Oil & Gas, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Voyager Oil & Gas, Inc., d/b/a Emerald Oil, Inc., (the “Company”) our report dated March 14, 2011, with respect to the consolidated balance sheet of the Company as of December 31, 2010, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years ended December 31, 2010 and 2009, which report appears in the December 31, 2011 annual report on Form 10-K of the Company, incorporated herein by reference. We also consent to the reference to us under the heading “Experts” in the prospectus and prospectus supplement incorporated by reference into this Registration Statement.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah

October 15, 2012